UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
SCHEDULE 14A
(Rule 14a-101)
INFORMATION REQUIRED IN PROXY STATEMENT
SCHEDULE 14A INFORMATION
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Ellington Credit Company

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ISS Joins Glass Lewis in Recommending EARN Shareholders Vote “FOR” Proposals Related to Strategic Transformation
Ellington Credit Company Strongly Encourages Shareholders to Vote “For” the Transformation by Monday October 28

OLD GREENWICH, Conn., October 25, 2024—Ellington Credit Company (NYSE: EARN) (the "Company") today announced that Institutional Shareholder Services Inc. ("ISS") became the second leading independent proxy advisory firm, joining Glass Lewis, to recommend that shareholders of the Company vote “FOR” the proposals (the "Conversion Proposals") set forth by the Board of Trustees of the Company (the "Board") that would allow the Company to complete its conversion to a closed-end investment company registered under the Investment Company Act of 1940, as amended (the “1940 Act”) (a “registered closed-end fund”), which would be treated as a regulated investment company (a “RIC”) under the Internal Revenue Code of 1986, as amended.
“I am pleased that ISS and Glass Lewis recognize the benefits to EARN's shareholders of our planned conversion to a registered closed-end fund/RIC focused on corporate CLOs, and are supportive of our Board of Trustees’ recommendation to vote “FOR” the Conversion Proposals,” said Laurence Penn, Chief Executive Officer and President of the Company.
“The RIC conversion would enable us to complete our strategic transformation, which we believe will provide for greater risk-adjusted returns over the long term, while also affording shareholders with the additional protections provided by the 1940 Act. In addition, we anticipate a more favorable cost of capital as a RIC to support future earnings.

“As a RIC, we would generally not be subject to corporate income tax. If the conversion is not approved by shareholders, however, we would operate as a taxable C-Corporation and be subject to corporate income tax. We would also need to hold a portfolio of Agency MBS pools to maintain our exemption from the 1940 Act, and thus be unable to complete the full transition of our investment portfolio to corporate CLOs."
As previously announced, the Company's 2024 annual meeting of shareholders (the “Annual Meeting”) will be held on Wednesday October 30, 2024 at 10:00 a.m., Eastern Time, in virtual-only meeting format, to consider and vote upon, among other items, the Conversion Proposals.
“Every vote is important and we strongly encourage all shareholders of the Company to follow the recommendations of ISS, Glass Lewis, and the Board of Trustees by voting “FOR” the Conversion Proposals. We recommend that you enter your vote by Monday October 28, 2024, in order to ensure adequate time for tabulation prior to the Annual Meeting,” added Mr. Penn.

If shareholders of the Company have any questions or need assistance in voting their shares, they should contact the Company’s proxy solicitor, Sodali, & Co., by calling +1 (800) 662-5200. In addition, you may contact the Company’s Investor Relations representatives, at +1 (212) 257-4170 or by email at ellington@gasthalter.com.

Following consummation of the events described in the Conversion Proposals, the Company's common shares will continue to be listed on the New York Stock Exchange under the ticker symbol “EARN.”
About Ellington Credit Company
Ellington Credit Company, formerly known as Ellington Residential Mortgage REIT, was initially formed as a real estate investment trust ("REIT") that invested primarily in residential mortgage-backed securities ("MBS"). On March 29, 2024, the Company’s Board approved a strategic transformation of its investment strategy to focus on corporate CLOs, with an emphasis on mezzanine debt and equity tranches. In connection with this transformation, the Company revoked its election to be taxed as a REIT effective January 1, 2024, and rebranded to Ellington Credit Company. The Company intends, subject to shareholder approval of the Conversion Proposals, to convert to a closed-end fund and complete its transition from an MBS-focused company to a CLO-focused company later in 2024.
Ellington Credit Company is externally managed and advised by Ellington Credit Company Management LLC, an affiliate of Ellington Management Group, L.L.C.
Important Additional Information and Where to Find It
In connection with the Conversion Proposals and the Annual Meeting, the Company has filed with the U.S. Securities and Exchange Commission a definitive proxy statement on Schedule 14A (the "Proxy Statement"). The Proxy Statement contains important information about the Company, the Conversion Proposals and related matters. This release is for information purposes only and is not an offer to sell any securities and is not soliciting an offer to buy any securities. The information contained in this release does not constitute or form part of any offer for sale or subscription of or solicitation or invitation of any offer to buy or subscribe for any securities, nor shall it or any part of it form the basis of or be relied on in connection with any contract or commitment whatsoever.
This release relates to the Proxy Statement that we have filed with the SEC and have mailed to shareholders. The information relates to the proposals for which we seek shareholder approval for in our Proxy Statement, including the Conversion Proposals (the “Proposals”). The Proxy Statement contains important information about us, Ellington, the Proposals and related matters. Shareholders are urged to read carefully and in their entirety all relevant documents filed with the SEC, including the Proxy Statement, as well as any amendments or supplements thereto, because they contain important information about us, Ellington Management Group, L.L.C., the Proposals and related matters. INVESTORS AND SHARE HOLDERS ARE ADVISED TO READ THE PROXY STATEMENT (INCLUDING ALL AMENDMENTS AND SUPPLEMENTS THERETO) AND OTHER RELEVANT DOCUMENTS THAT ARE FILED OR MAY BE FILED BY THE COMPANY WITH THE SEC CAREFULLY AND IN THEIR ENTIRETY BECAUSE THEY CONTAIN IMPORTANT INFORMATION ABOUT THE COMPANY, AND THE CONVERSION PROPOSALS. Shareholders will be able to obtain the documents filed with the SEC free of charge from the SEC’s website (www.sec.gov). Copies of the documents filed by the Company with the SEC are also available free of charge on the Company’s website at www.ellingtoncredit.com.
Participants in the Solicitation Relating to the Conversion Proposals

The Company and certain of its respective directors and executive officers and certain other affiliates of the Company may be deemed to be participants in the solicitation of proxies from the common shareholders of the Company in respect of the Conversion Proposals. Information regarding the Company and its trustees and executive officers and their ownership of common stock of the Company can be found in the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2023, filed with the SEC on March 12, 2024 and amended on April 12, 2024, and the Proxy Statement. These documents are available free of charge on the SEC’s website and from the Company, using the sources indicated above.
Cautionary Statement Regarding Forward-Looking Statements
This communication may contain forward-looking statements within the meaning of the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. Forward-looking statements are not historical in nature and can be identified by words such as "anticipate," "estimate," "will," "should," "may," "expect," "project," "believe," "intend," "seek," "plan" and similar expressions or their negative forms, or by references to strategy, plans, or intentions. Forward-looking statements are based on our beliefs, assumptions and expectations of our future operations, business strategies, performance, financial condition, liquidity and prospects, taking into account information currently available to us. These beliefs, assumptions, and expectations are subject to numerous risks and uncertainties and can change as a result of many possible events or factors, not all of which are known to us. If a change occurs, our business, financial condition, liquidity, results of operations and strategies may vary materially from those expressed or implied in our forward-looking statements. The following factors are examples of those that could cause actual results to vary from those stated or implied by our forward-looking statements: changes in interest rates and the market value of the Company's investments, market volatility, changes in the default rates on corporate loans, the Company's ability to borrow to finance its assets, changes in government regulations affecting the Company's business, the Company's ability to maintain its exclusion from registration under the Investment Company Act of 1940, our ability to pivot our investment strategy to focus on collateralized loan obligations ("CLOs"), a deterioration in the CLO market, our ability to utilize our net operating loss carryforwards, our ability to convert to a closed end fund/RIC, including our ability to obtain shareholder approval of our conversion to a closed end fund/RIC, and other changes in market conditions and economic trends, such as changes to fiscal or monetary policy, heightened inflation, slower growth or recession, and currency fluctuations. Furthermore, as stated above, forward-looking statements are subject to numerous risks and uncertainties, including, among other things, those described under Item 1A of the Company's Annual Report on Form 10-K, which can be accessed through the link to the Company's SEC filings under "For Investors" on the Company's website (at www.ellingtoncredit.com) or at the SEC's website (www.sec.gov). Other risks, uncertainties, and factors that could cause actual results to differ materially from those projected or implied may be described from time to time in reports the Company files with the SEC, including reports on Forms 10-Q, 10-K and 8-K. The Company undertakes no obligation to update or revise any forward-looking statements, whether as a result of new information, future events, or otherwise.
Contacts
Investors:
Ellington Credit Company
Investor Relations
(203) 409-3773
info@ellingtoncredit.com

or

Media:
Amanda Shpiner/Grace Cartwright
Gasthalter & Co.
for Ellington Credit Company
(212) 257-4170
Ellington@gasthalter.com